UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in
its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 28, 2017, Haynes International, Inc. (the “Company”) held its annual meeting of stockholders.  The following is a summary of the matters voted on at the meeting:

1.              The six nominees for director were elected to serve for a one-year term:

Nominee	For	Against/Withheld	Abstain	Non-Vote
Donald C Campion	11,081,529	521,248	533	237,187
Mark M Comerford	11,440,199	162,578	533	237,187
John C Corey	11,314,494	288,283	533	237,187
Robert H Getz	11,157,795	442,957	2,558	237,187
Michael L. Shor	11,385,527	215,225	2,558	237,187
William P Wall	10,954,850	647,847	613	237,187

2.              The appointment of Deloitte & Touche, LLP as the Company’s independent auditor for the fiscal year ending September 30, 2017 was ratified by the following stockholder vote:

For	Against/Withhold	Abstain	Non-Vote
11,214,094	626,303	100	0.0

3.              On the advisory vote to approve the compensation of the Company’s Named Executive Officers, the stockholders voted for approval as follows:

For	Against/Withhold	Abstain	Non-Vote
11,591,705	10,417	1,188	237,187

4.              On the advisory vote on the frequency of future advisory votes on executive compensation, the stockholders voted as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain
8,578,393	15,616	3,005,739	3,562

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: March 3, 2017	By:	/s/ Janice W. Gunst
Janice Gunst
Vice President — General Counsel